Exhibit 10.3

              AMENDMENT NO. 1 TO PLAYBOY.COM, INC. PROMISSORY NOTE

                                                                    July 1, 2002

      WHEREAS, on September 26, 2001, Playboy.com, Inc., a Delaware corporation (the "Company"), issued a promissory note (the "Note"), pursuant to which it promised to pay to the order of Hugh M. Hefner, an individual (the "Holder"), the principal amount of FIVE MILLION Dollars ($5,000,000), together with interest incurred thereon, as therein provided;

      WHEREAS, the Note provided that, except as otherwise provided therein, all principal and interest accrued and unpaid thereunder shall become due on July 1, 2002 (the "Maturity Date");

      WHEREAS, the Company and the Holder have determined that it is advisable and in their best interests to amend the Note to extend the Maturity Date to July 1, 2003, and to provide that beginning on July 1, 2002, the Company shall pay interest to the Holder monthly, all as provided herein;

      NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

      1. INTEREST. Prior to the date upon which this Note becomes due and payable as described herein, the unpaid balance of the principal amount shall accrue interest at a rate equal to eight percent (8.0%) per annum. Interest shall be payable monthly on the first day of each month, or if such date is a Saturday, Sunday or legal holiday under the laws of the State of New York, on the next succeeding business day in New York, beginning on July 1, 2002. The Company and the Holder hereby acknowledge and agree that the amount of all accrued but unpaid interest hereon from the date of this Note until July 1, 2002 is $308,888.89, and the Company shall pay such amount to the Holder on July 1, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. All payments received by the Holder hereunder will be applied first to costs of collection and fees, if any, then to interest, and the balance to principal.

2. Section 2 of the Note is hereby deleted in its entirety and replaced with the following:

      "2. REPAYMENT. Except as otherwise provided herein, all principal and interest accrued and unpaid hereunder shall become due on July 1, 2003 (the "Maturity Date", and shall be payable by the Company to the Holder in full on

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      the Maturity Date; provided that, this Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York.

3. The Company and the Holder hereby acknowledge and agree that this Amendment No. 1 constitutes a valid amendment of the Note pursuant to
      Section 11 thereof. This Amendment No. 1 may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Except to the extent necessary to implement the change set forth above, the Note shall remain unmodified and in full force and effect. This Amendment No. 1 shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

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      IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment
No. 1 to be signed on the date first set forth above.

                                        PLAYBOY.COM, INC.


                                        By: /s/ Lawrence R. Lux
                                            ------------------------------------
                                            Lawrence R. Lux, President


                                        /s/ Hugh M. Hefner
                                        ----------------------------------------
                                        HUGH M. HEFNER


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